Registration No. 333-128508
As filed with the Securities and Exchange Commission on February 15, 2007

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Post-Effective Amendment No. 4
to
Form S-2
on
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PDG ENVIRONMENTAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	22-2677298
(State of jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
1386 Beulah Road, Building 801,
Pittsburgh, Pennsylvania 15235
(412) 243-3200
(Address and telephone number of principal executive offices)
John Regan
Chief Executive Officer
PDG Environmental, Inc.
1386 Beulah Road, Building 801,
Pittsburgh, Pennsylvania 15235
(412) 243-3200
(Name, address and telephone number of agent for service)

Copies to:
James D. Chiafullo, Esq.
Cohen & Grigsby, P.C.
11 Stanwix Street, 15th Floor
Pittsburgh, PA 15222
(412) 297-4900

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

DATED February 15, 2007
PROSPECTUS
PDG ENVIRONMENTAL, INC.
12,193,747 Shares of
Common Stock

     This prospectus relates to the resale by the selling stockholders listed in this prospectus of up to 12,193,747 shares of our common stock we previously issued in a private placement. The selling stockholders will receive all of the proceeds from the sale of shares of common stock hereunder. We will receive the proceeds from any cash exercise of the warrant by the selling stockholders. The shares offered by this prospectus may be sold from time to time by the selling stockholders listed at prevailing market prices or prices negotiated at the time of sale. The securities offered by this prospectus were issued to the selling stockholders in a transaction exempt from registration under the Securities Act of 1933, as amended.
     Our common stock is listed on the OTC Bulletin Board Quotation System, or the OTCBB, under the symbol “PDGE.” On February 13, 2007, the last reported sale price of our common stock on the OTCBB was $0.67
     This prospectus is accompanied by a copy of our Annual Report, as amended, on Form 10-K/A for the fiscal year ended January 31, 2006, as well as reports filed on Forms 10-Q, 10-Q/A and 8-K since the date of our annual report.

     This investment involves a high degree of risk. Please carefully consider the “Risk Factors” set forth in Item 1A of our Annual Report on Form 10-K/A for the fiscal year ended January 31, 2006 accompanying this prospectus and incorporated herein by reference.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 15, 2007.

____________
     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state where the offer is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of the shares.
____________
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus includes or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words, “anticipate,” “believe,” “estimate,” “will,” “may,” “intend” and “expect” and similar expressions generally identify forward-looking statements. Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, we cannot be sure that they will be achieved. These forward-looking statements are not guarantees of future performance and concern matters that involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include those described in “Risk Factors” appearing in our latest Annual Report on Form 10-K (and any amendments thereto) which is incorporated herein by reference, and elsewhere in this prospectus. Important factors that could cause actual results to differ materially from our forward-looking statements are also set forth in the section entitled “Factors Affecting Future Results” appearing in our latest Annual Report on Form 10-K (and any amendments thereto) and other documents that we subsequently file with the Securities and Exchange Commission, and in the section entitled “Risk Factors” in any supplements to this prospectus that we may file. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, presently or in the future, and the factors set forth in this prospectus may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

EXPLANATORY NOTE
     We are filing this Post-Effective Amendment No. 3 to Form S-2 on Form S-1 to (a) update the list of selling shareholders and (b) to update the list of reports and the proxy statement incorporated by reference into this prospectus. All of the shares being offered pursuant to this prospectus are shares that were originally registered on our Registration Statement on Form S-2 and do not include any new shares even though this prospectus does include a selling shareholder who did not appear in the initial Registration Statement.
USE OF PROCEEDS
     We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders listed in this prospectus. Any proceeds received by us upon the cash exercise of the warrants will be used for general corporate purposes, including capital expenditures and to meet working capital needs. General corporate purposes may also include, without limitation, repayment of debt, capital expenditures, possible acquisitions, investments and any other purposes that we may specify in any prospectus supplement.
THE SELLING STOCKHOLDERS
     This prospectus relates to the offer and sale of 12,193,747 shares of our common stock by the selling stockholders identified below. In July 2005, we issued and sold common stock, redeemable convertible preferred stock and the warrants to purchase shares of common stock to the selling shareholders in a private placement transaction exempt from registration under the Securities Act of 1933, as amended, or the Securities Act. We are filing the registration statement of which this prospectus is a part pursuant to the provisions of the registration rights agreement discussed elsewhere in this prospectus. The term “selling stockholders” includes the security holders and its pledgees, donees, transferees and other successors in interests.
     The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of such shares of common stock. Because the selling stockholders is not obligated to sell any shares of common stock, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate how many shares of common stock the selling stockholders will beneficially own after this offering. For purposes of this table, however, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders. Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when required. None of the selling stockholders is, nor has been during the last three years, affiliates of ours or had a material relationship with us or our predecessor or our affiliates.
     The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of February 14, 2007 by each of the selling stockholders. Beneficial ownership is determined in accordance with the rules and regulations of the SEC, and includes voting or investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all stockholders named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the stockholders named below.
     This table is prepared based on information supplied to us by the listed selling stockholders. This table assumes that the selling stockholders sell all of the shares offered under this prospectus. However, because the selling stockholders may offer from time to time all or some of its shares under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of the sales. In addition, the shares beneficially owned after the offering does not reflect the possible sale of additional shares of common stock, the resale of which has been registered by us pursuant to separate registration statements. Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when required.

	Shares of Common				Share of Common
	Stock Beneficially				Stock Beneficially
	Owned Before the		Number of Shares		Owned After the
Name	Offering(1)		Being Offered(2)		Offering(3)
Selling Stockholders	Number	Percentage
Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio(4)	1,076,785	4.99%	4,765,625	(5)	0
The Tail Wind Fund, Ltd.(6)	977,629	4.65%	977,629	(7)	0
The Lakeview Fund, LP.(8)	919,791	4.40%	919,791	(9)	0
Enable Growth Partners, LP.(10)	375,000	1.80%	375,000	(11)	0
Levy Family Partners, LLC.(12)	919,294	4.42%	919,294	(13)	0
Rodman & Renshaw LLC.(14)	538,194	2.56%	538,194	(15)	0
Omicron Master Trust(16)	163,437	0.79%	163,437	(17)	0
Nite Capital LP.(18)	138,889	0.67%	138,889	(19)	0
Diamond Opportunity Fund, LLC.(20)	145,332	0.70%	145,332	(21)	0
Solomon Strategic Holdings, Inc.	86,389	0.42%	86,389	(22)	0
Enable Opportunity Partners LP(23)	62,500	0.30%	62,500	(24)	0
Rockmore Investment Master Fund Ltd. (25)	57,194	0.28%	57,194	(26)	0

The above table totals 9,149,274 shares for the column labeled “Number of Shares Being Offered” while the total shares being offered by this prospectus covers 12,193,747 shares of our common stock. The difference represents the total required to be registered in accordance with the Securities Purchase Agreements and covers the possible additional issuance of common stock for the conversion of preferred dividends into shares of our common stock at the time of the conversion of the Preferred Stock into our Common Stock and other possible issuances of our Common Stock in accordance with the Security Purchase Agreements.
(1)	Pursuant to a security purchase agreement in connection with a private placement of our securities, certain of the selling stockholders purchased Series C convertible preferred stock and warrants to acquire Series C convertible preferred stock and warrants to acquire common stock. However, as a result of conversion blockers that limit the holders of the Series C convertible preferred stock and warrants to convert or exercise such securities, as the case may be, such selling stockholders’ aggregate beneficial ownership, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, is limited to 4.99% of our total issued and outstanding common stock as of the date of this prospectus. As a result, the information regarding beneficial ownership of our common stock by certain of the selling stockholders will not equal the maximum number of shares being offered by such selling stockholders in the table above.

(2)	Because of our agreement to register 125% of the number of shares of common stock issued or issuable upon conversion of the Series C preferred stock, exercise of the warrants and as payment of the premium on the Series C preferred stock, the information regarding the total maximum number of shares being offered by all of the selling stockholders in the table above will not exceed the number of shares of common stock covered by this registration statement.

(3)	We are unable to determine the exact number of shares that will actually be sold pursuant to this prospectus. For purposes of this table, we have assumed that the selling stockholders will have sold all of the shares covered by this prospectus upon completion of the offering. The calculation of the maximum number of the shares beneficially owned after the offering does not take into account the limitations on beneficial ownership discussed above.

(4)	Pursuant to an investment agreement, RG Capital Management, L.P. (“RG Capital”) serves as the investment manager of Radcliffe SPC, Ltd.’s Class A Convertible Crossover Segregated Portfolio. RGC Management Company, LLC (“Management”) is the general partner of RG Capital. Steve Katznelson and Gerald Stahlecker serve as the managing members of Management. Each of RG Capital, Management and Messrs. Katznelson and Stahlecker disclaims beneficial ownership of the securities owned by the selling stockholder.

(5)	Consists of (i) 3,812,500 shares of common stock issuable upon conversion of Series C convertible preferred stock and (ii) 953,125 shares of common stock that may be acquired pursuant to preferred stock purchase warrants.

(6)	Tail Wind Advisory & Management Ltd., a UK corporation authorized and regulated by the Financial Services Authority of Great Britain (“TWAM”), is the investment manager for The Tail Wind Fund Ltd., and David Crook is the CEO and controlling shareholder of TWAM. Each of TWAM and David Crook expressly disclaims any equitable or beneficial ownership of the shares being registered hereunder and held by The Tail Wind Fund Ltd.

(7)	Consists of (i) 470,684 shares of common stock and (ii) 506,945 shares of common stock that may be acquired pursuant to warrants issued in connection with the issuance of such shares of common stock.

(8)	Ari Levy, as Chief Investment Officer of Lakeview Fund LP, has voting and dispositive power over the shares held by the selling stockholder. Mr. Levy disclaims beneficial ownership of these shares.

(9)	Consists of (i) 499,652 shares of common stock and (ii) 420,139 shares of common stock that may be acquired pursuant to warrants issued in connection with the issuance of such shares of common stock.

(10)	Brendan O’Neil, as a principal of Enable Growth Partners LP, has voting and dispositive power over the shares held by the selling stockholder. Mr. O’Neil disclaims beneficial ownership of these shares.

(11)	Consists of 375,000 shares of common stock that may be acquired pursuant to warrants issued in connection with the issuance of such shares of preferred stock.

(12)	Alfredo Botty, as Managing Director of Levy Family Partners, LLC, has voting and dispositive power over the shares held by the selling stockholder. Mr. Botty disclaims beneficial ownership of these shares.

(13)	Consists of (i) 620,683 shares of common stock and 298,611 shares of common stock that may be acquired pursuant to warrants issued in connection with the issuance of such shares of common stock.

(14)	Rodman & Renshaw LLC, a selling stockholder, served as the placement agent in connection with the July 2005 private placements and received a cash fee and warrants in connection therewith. Tom Pinou, as Chief Financial Officer of Rodman & Renshaw LLC, has voting and dispositive power over the shares held by the selling stockholder. Mr. Pinou disclaims beneficial ownership of these shares.

(15)	Consists of 538,194 shares of common stock that may be acquired pursuant to warrants issued in connection with the issuance of such shares of common stock.

(16)	Omicron Capital, L.P., a Delaware limited partnership (“Omicron Capital”), serves as investment manager to Omicron Master Trust, a trust formed under the laws of Bermuda (“Omicron”), Omicron Capital, Inc., a Delaware corporation (“OCI”), serves as general partner of Omicron Capital, and Winchester Global Trust Company Limited (“Winchester”) serves as the trustee of Omicron. By reason of such relationships, Omicron Capital and OCI may be deemed to share dispositive power over the shares of our common stock owned by Omicron, and Winchester may be deemed to share voting and dispositive power over the shares of our common stock owned by Omicron. Omicron Capital, OCI and Winchester disclaim beneficial ownership of such shares of our common stock. As of the date of this prospectus. Mr. Olivier H. Morali, an officer of OCI, and Mr. Bruce T. Bernstein, a consultant to OCI, have delegated authority from the board of directors of OCI regarding the portfolio management decisions with respect to the shares of our common stock owned by Omicron. By reason of such delegated authority, Messrs. Morali and Bernstein may be deemed to share dispositive power over the shares of our common stock owned by Omicron. Messrs. Morali and Bernstein disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such delegated authority. No other person has sole or shared voting or dispositive power with respect to the shares of our common stock being offered by Omicron, as those terms are used for purposes under Regulation 13D-G of the Securities Exchange Act of 1934, as amended. Omicron and Winchester are not “affiliates” of one another, as that term is used for purposes of the Exchange Act or of any other person named in this prospectus as a selling stockholder. No person or “group” (as that term is used in Section 13(d) of the Exchange Act or the SEC’s Regulation 13D-G) controls Omicron and Winchester..

(17)	Consists of (i) 40,075 shares of common stock and (ii) 123,362 shares of common stock that may be acquired pursuant to warrants issued in connection with the issuance of such shares of common stock.

(18)	Keith Goodman, as Manager of the General Partner of Nite Capital LP, has voting and dispositive power over the shares held by the selling stockholder. Mr. Goodman disclaims beneficial ownership of these shares.

(19)	Consists of 138,889 shares of common stock that may be acquired pursuant to warrants issued in connection with the issuance of shares of common stock.

(20)	Richard Marks has voting and dispositive power over the shares held by Diamond Opportunity Fund, LLC. Mr. Marks disclaims beneficial ownership of these shares.

(21)	Consists of (i) 6,443 shares of common stock and (ii) 138,889 shares of common stock that may be acquired pursuant to warrants issued in connection with the issuance of shares of common stock.

(22)	Consists of (i) 10,000 shares of common stock and (ii) 76,389 shares of common stock that may be acquired pursuant to warrants issued in connection with the issuance of such shares of preferred stock.

(23)	Brendan O’Neil, as a principal of Enable Opportunity Partners, LP, has voting and dispositive power over the shares held by the selling stockholder. Mr. O’Neil disclaims beneficial ownership of these shares.

(24)	Consists of 62,500 shares of common stock that may be acquired pursuant to warrants issued in connection with the issuance of shares of preferred stock.

(25)	Rockmore Capital, LLC (“Rockmore Capital”) and Rockmore Partners, LLC (“Rockmore Partners”), each a limited liability company formed under the laws of the State of Delaware, serve as the investment manager and general partner, respectively, to Rockmore Investments (US) LP, a Delaware limited partnership, which invests all of its assets through Rockmore Investment Master Fund Ltd., an exempted company formed under the laws of Bermuda (“Rockmore Master Fund”). By reason of such relationships, Rockmore Capital and Rockmore

Partners may be deemed to share dispositive power over the shares of our common stock owned by Rockmore Master Fund. Rockmore Capital and Rockmore Partners disclaim beneficial ownership of such shares of our common stock. Rockmore Partners has delegated authority to Rockmore Capital regarding the portfolio management decisions with respect to the shares of common stock owned by Rockmore Master Fund and, as of the date of this prospectus, Mr. Bruce T. Bernstein and Mr. Brian Daly, as officers of Rockmore Capital, are responsible for the portfolio management decisions of the shares of common stock owned by Rockmore Master Fund. By reason of such authority, Messrs. Bernstein and Daly may be deemed to share dispositive power over the shares of our common stock owned by Rockmore Master Fund. Messrs. Bernstein and Daly disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such authority. No other person has sole or shared voting or dispositive power with respect to the shares of our common stock as those terms are used for purposes under Regulation 13D-G of the Securities Exchange Act of 1934, as amended. No person or “group” (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or the SEC’s Regulation 13D-G) controls Rockmore Master Fund.

(26)	Consists of 57,194 shares of common stock that may be acquired pursuant to warrants issued in connection with the issuance of shares of preferred stock.
     We intend to seek qualification for sale of the securities in those states where the securities will be offered. That qualification is necessary to resell the securities in the public market. The securities can only be offered if they are qualified for sale or are exempt from qualification in the states in which the selling stockholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve of the security resales.
PLAN OF DISTRIBUTION
     We are registering 12,193,747 shares of our common stock under this prospectus on behalf of the selling stockholders listed in this prospectus. All of the shares offered are being sold by the selling stockholders. We will not realize any proceeds from the sale of the shares by the selling stockholders. The selling stockholders will sell at a price per share based on the prevailing market prices or privately negotiated prices quoted on the OTCBB. The shares covered by this prospectus may be offered and sold from time to time by the selling stockholder. As used in this prospectus, the term “selling stockholder” includes pledgees, donees, transferees and other successors in interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may sell their shares by one or more of, or a combination of, the following methods:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	an over-the-counter or an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	in option transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.
     In addition, the selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated prior to the sale, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASD Conduct Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD Interpretive Material IM-2440. The selling stockholders do not expect these commission or discounts to exceed what is customary in the types of transactions involved.
     In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).
     We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
     Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders. We have agreed to keep this registration statement of which this prospectus constitutes a part, effective until the earlier of (i) such time as all of the shares held by the selling stockholders may be sold to the public without registration or restriction pursuant to Rule 144(k) of the Securities Act, in the reasonable opinion of our counsel or (ii) such time as all of the shares covered by this prospectus have been sold pursuant to and in accordance with the registration statement. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.
DESCRIPTION OF CAPITAL STOCK
     The shares registered pursuant to the registration statement, of which this prospectus is a part, are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of our common stock.
     We are authorized to issue up to 60,000,000 shares of common stock, $0.02 par value per share, and 5,000,000 shares of preferred stock, 1,000,000 of which have been designated as cumulative convertible series A preferred stock, $0.01 par value per share, and 100 of which have been designated as cumulative convertible series B preferred stock, $0.01 par value per share, 6,875 of which have been designated as cumulative convertible series C preferred stock and 3,993,025 of which remain undesignated. As of February 14, 2007, there were 20,502,130 shares of common stock issued and outstanding, 571,510 shares of our common stock held in our treasury, no shares of our series A preferred stock or series B preferred stock issued and outstanding, and 3,812.5 shares of our series C preferred stock issued and outstanding. All shares of series A preferred stock and series B preferred stock were issued and converted into common stock and may not be reissued in the future. Pursuant to our July 2005 private placement, we have issued warrants to purchase (a) 2,348,963 shares of our common stock for $1.11 per share, of which 980,903 shares of our common stock for $1.11 per share were exercised and (b) 2,348,955 shares of our common stock for $1.33 per share, of which 27,777 shares of our common stock for $1.33 per share were exercised as of February 14, 2007. The terms of the warrants and our recent private placement are more particularly described in the annual and current reports included with this prospectus.
     As of March 15, 2006, our common stock is held by 2,009 stockholders of record. All shares of common stock outstanding are validly issued, fully paid and non-assessable.
Common Stock
     Each share of our common stock entitles the holder to one (1) vote, either in person or by proxy, on all matters submitted to a vote of our stockholders. The stockholders are not permitted to vote their shares cumulatively. Subject to the preferences that may be applicable to any outstanding series of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available. Our ability to pay dividends is prohibited due to limitations imposed by our banking agreement, which requires the prior consent of the bank before dividends are declared. Holders of our common stock have no preemptive rights or rights to convert their common stock into any other securities under our charter documents. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of liquidation preferences, if any, on any outstanding shares of common stock and payment of claims to creditors. All outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of preferred stock, which we may designate and issue in the future.
     We have not declared nor paid any cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. Our ability to currently pay dividends is prohibited due to limitations imposed by our banking agreement, which requires the prior consent of the bank before dividends are declared.
Registration Rights

     As part of our issuance of common stock in our recent private placement, we agreed to register all of the shares at our expense. If we do not have an effective registration statement related to the shares within 145 days of filing this registration statement, we are required to pay the investors a cash penalty of 1% of their invested amount on a monthly basis until the registration statement becomes effective.
Preferred Stock
     Our board of directors is authorized, without further stockholder action, to issue up to an aggregate of 4,999,990 shares of preferred stock in one or more series and to fix the voting rights, liquidation preferences, dividend rights, repurchase rights, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences, of the preferred stock. Our board of directors may, without stockholder approval, issue shares of a class or series of preferred stock with voting and conversion rights which could adversely affect the voting power and dividend rights of the holders of common stock and may have the effect of delaying, deferring or preventing a change in control.
     In connection with the private placement transaction with certain preferred stockholders (the “Preferred Stockholders”) that was completed on July 6, 2005, we designated 6,875 shares of our preferred stock as series C convertible preferred stock, of which 3,812.5 shares were issued and outstanding as of February 14, 2007.
     The Certificate of Designation, Preferences and Rights of Series C Preferred Stock (the “Certificate of Designation”), which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, sets forth the rights and preferences of the series C convertible preferred stock (the “Series C Preferred”).
     Rank. The Series C Preferred will rank as follows:
(i)	prior to our common stock, and any class or series of our capital stock hereafter created unless the terms of which expressly provide that such class or series ranks senior or on parity with the Series C Preferred as to distributions upon a liquidation and the creation of which has been approved by the holders of a majority of the shares of Series C Preferred then outstanding;

(ii)	on parity with any class or series of our capital stock hereafter created, the terms of which expressly provide that such class or series ranks on parity with the Series C Preferred as to distributions upon a liquidation and the creation of which has been approved by the holders of a majority of the shares of Series C Preferred then outstanding; and

(iii)	junior to any class or series of our capital stock hereafter created, the terms of which expressly provide that such class or series ranks senior to the Series C Preferred as to distributions upon a liquidation and the creation of which has been approved by the holders of a majority of the shares of Series C Preferred then outstanding.
     Dividend. The Series C Preferred bears no dividends.
     Optional Conversion. The Series C Preferred has a face value of $1,000 per share and is convertible at any time at the option of the holder into shares of common stock (“Conversion Shares”) at the initial conversion price of $1.00 per share, subject to certain adjustments including (a) stock splits, stock dividends, combinations, reclassifications, mergers, consolidations, sales or transfers of our assets, share exchanges or other similar events, (b) certain anti-dilution adjustments, including for issuances of common stock for consideration below the conversion price and (c) one-time conversion price resets if (1) the PIPE Registration Statement is not declared effective within 145 from the date of closing and such failure was the result of the breach of certain of our obligations under the Preferred Registration Statement or the Preferred Registration Statement is not declared effective within 180 days from the closing date for any reason and (2) if the volume-weighted average sales price for the five (5) trading days immediately following such date is less than the conversion price in effect on that date (provided that no conversion price shall be reset to an amount less than $0.68 per share).

     Mandatory Conversion. Beginning 120 days following effectiveness of the PIPE Registration Statement (subject to extension for each trading day that sales cannot be effected thereunder), we may mandatorily convert the shares of Series C Preferred into shares of common stock, if the following conditions are satisfied: (a) the average closing bid price of our common stock during any 20 consecutive trading day period is greater than 150% of the conversion price, (b) the PIPE Registration Statement is currently effective, (c) all shares of common stock issuable upon conversion of the Series C Preferred and exercise of the warrants issued in the private placement with the Preferred Stockholders are duly authorized, reserved for issuance, and listed or eligible to be traded on the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, the American Stock Exchange or the Bulletin Board, (d) no redemption has occurred without having been fully cured, (e) all amounts then accrued and payable under the Certificate of Designation and the Registration Rights Agreement (other than the accrued premium) shall have been paid, (f) no mandatory conversions have occurred in the previous 30 trading days and (g) the maximum number of shares of common stock issued upon such mandatory conversion does not exceed 100% of the total 5 day trading volume of our common stock for the 5 trading day period preceding the mandatory conversion date.
     Payment of Premium. A cumulative premium accrues and is payable with respect to each share of Series C Preferred equal to 8% of the stated value per annum. The premium is payable upon the earlier of: (a) the time of conversion in such number of shares of common stock determined by dividing the accrued premium by the conversion price or (b) the time of redemption in cash by wire transfer of immediately available funds. If the Series C Preferred is converted into our common share, the accrued but unpaid dividends will be also converted at the conversion rate then in effect.
     Voting Rights. The Series C Preferred has no voting rights, except as required by law. However, as long as any shares of Series C Convertible Preferred Stock remain outstanding, we cannot take the following corporate actions without the separate class vote or written consent of a majority of the then outstanding Series C Preferred: (i) alter the rights or preferences or privileges of the Series C Preferred, or increase the authorized number of shares of Series C Preferred, (ii) issue any shares of Series C Preferred or warrants to purchase additional shares of common stock at specified exercise prices other than pursuant to the Securities Purchase Agreement with Preferred Stockholders, (iii) redeem, repurchase or otherwise acquire, or declare or pay any cash dividend or distribution on, any class of stock ranking junior to the Series C Preferred with respect to liquidation, (iv) increase the par value of the common stock or (v) cause or authorize any subsidiary of us to engage in any of the foregoing actions. In addition, as long as 250 shares of Series C Convertible Preferred remain outstanding, we cannot take the following corporate actions without the separate class vote or written consent of a majority of the then outstanding Series C Preferred: (i) alter the rights, preferences or privileges of any capital stock of us so as to affect adversely the Series C Preferred, (ii) create or issue any class of stock ranking senior to, or on equal basis with, the Series C Preferred with respect to liquidation, (iii) issue any debt securities or incur any indebtedness that would have any preferences over the Series C Preferred upon liquidation of us, or redeem, repurchase, prepay or otherwise acquire any outstanding debt securities or indebtedness of us (subject to certain exceptions), (iv) sell or otherwise transfer 10% or more of our assets (subject to certain exceptions), (v) enter into any agreement, commitment, understanding or other arrangement to take any of the foregoing actions or (vi) cause or authorize any subsidiary of us to engage in any of the foregoing actions.
     Redemption. Any and all shares of Series C Preferred outstanding on July 1, 2009 will be redeemed by us in exchange for payment of cash equal to the face value plus any accrued but unpaid premium on each share of Series C preferred. In addition, holders of the Series C Preferred have the right to require us to redeem their shares of Series C Preferred at the redemption amount specified in the Certificate of Designation upon the occurrence of certain events, such as the following: (a) if we fail to obtain stockholder approval to increase the number of authorized shares of our common stock from 30,000,000 shares to at least 60,000,000 shares, (b) if the PIPE Registration Statement has not been declared effective by the 210th day after the date of issuance or if use of the PIPE Registration Statement is suspended for any period in excess of the permitted blackout period (as defined in the Certificate of Designation), (c) if we fail to remove any restrictive legend on any certificate or any shares of common stock issued to the holders of the Series C Preferred as and when required by the Certificate of Designation, the Securities Purchase Agreement, or the Registration Rights Agreement (other than during a permitted black-out period as defined in the Certificate of Designation), (d) upon a bankruptcy event, (e) upon a sale of all or substantially all of the assets or merger of us or (f) we fail to comply in all material respects with certain specified covenants set forth in the Securities Purchase Agreement or the Registration Rights Agreement (as set

forth in the Certificate of Designation). We have agreed, on or prior to September 30, 2005, to reserve (including obtaining stockholder approval) a sufficient number of authorized but unissued shares of common stock to provide for the full conversion of all of the Series C Preferred (including any and all shares of Series C Preferred issuable upon full exercise of the warrants issued in the private placement), including on account of anti-dilution or other adjustments (the “Reserved Amount”). At any time after the effective date of the PIPE Registration Statement, if the Reserved Amount is insufficient for coverage of the full conversion of all of the Series C Preferred (including any and all shares of Series C Preferred issuable upon full exercise of the warrants issued in the private placement), the holders of the Series C Preferred will have the right to require us to redeem their shares of Series C Preferred at the redemption amount specified in the Certificate of Designation and the then unissued portion of such holder’s Reserved Amount allocable to the Series C Preferred will at least equal 100% of the number of shares of common stock issuable upon conversion of such holder’s shares of Series C Preferred.
     Liquidation Preference. The holders of the Series C Preferred rank prior to the holders of the common stock with respect to the distribution of our assets upon a dissolution, liquidation or other similar event. The liquidation preference for a share of Series C Preferred is an amount equal to the face amount plus all accrued premium through the date of final distribution.
Private Placements
     In connection with our private placement transaction on March 4, 2004, we issued to Barron Partners, LP warrants to acquire up to 1,500,000 shares of our common stock and 2,000,000 shares of our common stock at exercise price of $0.80 and $1.60, respectively. During the year ended January 31, 2006 Barron Partners LP did not exercise any warrants. During the year ended January 31, 2005 Barron Partners, LP exercised the warrant for 1,500,000 shares of our common stock at an exercise price of $0.80 per share. We received proceeds of $1,200,000 from that exercise. The remaining warrant may be exercised at any time until March 4, 2009, and the exercise price may be paid in cash. The warrant holder may also exercise the warrant through a cashless net exercise procedure after March 4, 2005 if the shares underlying the warrant are either not subject to an effective registration statement or, if subject to a registration statement, during a suspension of the registration statement.
     In connection with our private placement transaction on July 6, 2005, we issued to our common stockholders warrants to acquire up to 833,334 shares of common stock, 416,667 shares of which will be at an exercise price of $1.11 per share and 416,667 shares of which will be at an exercise price of $1.33 per share. These warrants contain a cashless exercise provision, expire five years from the date of issuance and contain adjustment provisions upon the occurrence of stock splits, stock dividends, combinations, reclassifications or similar events of our capital stock, issuances of our securities for consideration below the exercise price and pro rata distributions of cash, property, assets or securities to holders of our common stock. If the $1.11 warrants are exercised in full in cash, we would receive upon such exercise aggregate proceeds of $462,500. If the $1.33 warrants are exercised in full in cash, we would receive upon such exercise aggregate proceeds of $554,167.
     In connection with our private placement transaction on July 6, 2005, we issued to the Preferred Stockholders warrants to acquire up to 2,750,000 shares of common stock, 1,718,750 shares of which will be at an exercise price of $1.11 per share and 1,718,750 shares of which will be at an exercise price of $1.33 per share. These warrants contain a cashless exercise provision, expire five years from the date of issuance and contain adjustment provisions upon the occurrence of stock splits, stock dividends, combinations, reclassifications or similar events of our capital stock, issuances of our securities for consideration below the exercise price and pro rata distributions of cash, property, assets or securities to holders of our common stock. If the $1.11 warrants are exercised in full in cash, we would receive upon such exercise aggregate proceeds of 1,526,250. If the $1.33 warrants are exercised in full in cash, we would receive upon such exercise aggregate proceeds of $1,828,750.
Certain Charter and Bylaw Provisions and Delaware Anti-takeover Statute
     Certain provisions of our certificate of incorporation, as amended, and bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock. Certain of these provisions allow us to issue preferred stock without any vote or further action by the stockholders and eliminate the right of stockholders to act by written consent without a meeting. These provisions may make it more difficult for stockholders to take certain corporate actions, and could have the effect of delaying or preventing a change in control of us.
     In addition, we are subject to Section 203 of the Delaware General Corporation Law, or DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding of those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) on or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
Transfer Agent
     The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company, 17 Battery Park, 8th Floor, New York, NY 10004.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     This prospectus is part of a registration statement that we filed with the SEC under the Securities Act. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. The SEC allows us to “incorporate by reference” certain of the information required by this prospectus, which means that we can disclose important information to you by referring you to other documents we filed with the SEC. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below:
•	Annual Report on Form 10-K/A for the fiscal year ended January 31, 2006, as filed with the SEC on January 18, 2007;

•	Current Report on Form 8-K filed with the SEC on April 28, 2006;

•	2006 Proxy Statement on Schedule 14A, as filed with the SEC on May 19, 2006;

•	Amendment No. 1 to 2006 Proxy Statement on Schedule 14/A, as filed with the SEC on June 12, 2006;

•	Current Report on Form 8-K filed with the SEC on June 14, 2006;

•	Quarterly Report on Form 10-Q/A for the quarter ended April 30, 2006 filed with the SEC on January 18, 2007;

•	Current Report on Form 8-K filed with the SEC on June 20, 2006;

•	Quarterly Report on Form 10-Q/A for the quarter ended July 31, 2006 filed with the SEC on January 18, 2007;

•	Current Report on Form 8-K filed with the SEC on September 14, 2006;

•	Current Report on Form 8-K filed with the SEC on December 14, 2006;

•	Current Report on Form 8-K filed with the SEC on December 20, 2006;

•	Quarterly Report on Form 10-Q for the quarter ended October 31, 2006 filed with the SEC on January 18, 2007;

•	All other reports we filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the date of our latest annual report on Form 10-K and quarterly report on Form 10-Q.
     Upon receipt of any oral or written request we will provide, free of charge, to any person to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus, including any exhibits that are specifically incorporated by reference in that information. Please direct your written requests to: Corporate Secretary, PDG Environmental, Inc., 1386 Beulah Road, Building 801, Pittsburgh, PA 15235.

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. The public may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additional information about PDG Environmental, Inc. can be obtained from our Internet website at http://www.pdge.com.
          Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of our common stock in any state where the offer is not permitted You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.
DOCUMENTS DELIVERED WITH THIS PROSPECTUS
     This prospectus is accompanied by our Annual Report on Form 10-K/A, for the fiscal year ended January 31, 2006, as well as reports filed on Forms 10-Q/A and 8-K since the date of our annual report.
LEGAL MATTERS
     The validity of the shares of common stock offered under this prospectus is being passed upon for us by Cohen & Grigsby, P.C., Pittsburgh, Pennsylvania.
EXPERTS
     The consolidated balance sheets as of January 31, 2006, and the consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years in the period ended January 31, 2006, incorporated by reference in this prospectus, have been included herein in reliance on the report of Malin Bergquist & Company, LLP, independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.
     The consolidated balance sheets as of January 31, 2005, and the consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the two years in the period ended January 31, 2005, incorporated by reference in this prospectus, have been included herein in reliance on the report of Parente Randolph, LLC, independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. The selling stockholders have not and will not pay any offering expenses.

ITEM	EXPENSE
SEC Registration Fee	$4,402.82
Legal Fees and Expenses	$22,000.00
Accounting Fees and Expenses	$3,000.00
Miscellaneous*	$500.00

Total*	$29,902.82

*	Estimated Figure
ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS
     Section 145 of the DGCL permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law. The Tenth Article of our Certificate of Incorporation and section 12.4 of our Bylaws provide that we shall indemnify directors and officers, to the fullest extent allowed by the DGCL, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative. To the extent permitted by the DGCL, we may indemnify any person who may be a party to a derivative action if the person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and we will indemnify officers and directors for all expenses, including attorney’s fees, for successfully completed defenses to actions, suits or proceedings, on the merits or otherwise. We may also purchase insurance to protect against these liabilities regardless of our power to indemnify any individual. We have entered into indemnification agreements with our directors and executive officers, in addition to indemnification provided for in the our Bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future.
ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES
     In connection with our private placement transaction on March 4, 2004, we issued to Barron Partners, LP warrants to acquire up to 1,500,000 shares of our common stock and 2,000,000 shares of our common stock at exercise price of $0.80 and $1.60, respectively. During the year ended January 31, 2006 Barron Partners LP did not exercise any warrants. During the year ended January 31, 2005 Barron Partners, LP exercised the warrant for 1,500,000 shares of our common stock at an exercise price of $0.80 per share. We received proceeds of $1,200,000 from that exercise. The remaining warrant may be exercised at any time until March 4, 2009, and the exercise price may be paid in cash. The warrant holder may also exercise the warrant through a cashless net exercise procedure after March 4, 2005 if the shares underlying the warrant are either not subject to an effective registration statement or, if subject to a registration statement, during a suspension of the registration statement.
     In connection with our private placement transaction on July 6, 2005, we issued to our common stockholders warrants to acquire up to 833,334 shares of common stock, 416,667 shares of which will be at an exercise price of $1.11 per share and 416,667 shares of which will be at an exercise price of $1.33 per share. These warrants contain a cashless exercise provision, expire five years from the date of issuance and contain adjustment provisions upon the occurrence of stock splits, stock dividends, combinations, reclassifications or similar events of our capital stock, issuances of our securities for consideration below the exercise price and pro rata distributions of cash, property, assets or securities to holders of our common stock. If the $1.11 warrants are exercised in full in cash, we would receive upon such exercise aggregate proceeds of $462,500. If the $1.33 warrants are exercised in full in cash, we would receive upon such exercise aggregate proceeds of $554,167.
     In connection with our private placement transaction on July 6, 2005, we issued to the Preferred Stockholders warrants to acquire up to 2,750,000 shares of common stock, 1,718,750 shares of which will be at an exercise price of $1.11 per share and 1,718,750 shares of which will be at an exercise price of $1.33 per share. These warrants contain a cashless exercise provision, expire five years from the date of issuance and contain adjustment provisions upon the occurrence of stock splits, stock dividends, combinations, reclassifications or similar events of our capital stock, issuances of our securities for consideration below the exercise price and pro rata distributions of cash, property, assets or securities to holders of our common stock. If the $1.11 warrants are exercised in full in cash, we would receive upon such exercise aggregate proceeds of 1,526,250. If the $1.33 warrants are exercised in full in cash, we would receive upon such exercise aggregate proceeds of $1,828,750.
ITEM 16. EXHIBITS
     Exhibits included or incorporated by reference herein are set forth in the Exhibit Index, and are filed as part of this registration statement.
ITEM 17. UNDERTAKINGS
(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities which remains unsold at the termination of the offering.

(5)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania on February 15, 2007.
PDG ENVIRONMENTAL, INC.

By:	/s/ John C. Regan

John C. Regan,
Chairman and Chief Executive Officer,

By:	/s/ Todd B. Fortier

Todd B. Fortier,
Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ John C. Regan John C. Regan	February 15, 2007
Chairman and Chief Executive Officer
(Principal Executive Officer and Director)

/s/ Todd B. Fortier Todd B. Fortier	February 15, 2007
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

Richard A. Bendis, Director	* Richard A. Bendis, Director February 15, 2007

Edgar Berkey, Director	* Edgar Berkey, Director February 15, 2007

James D. Chiafullo, Director	* James D. Chiafullo, Director February 15, 2007

Edwin J. Kilpela, Director	* Edwin J. Kilpela, Director February 15, 2007
*By: /s/ John C. Regan
               John C. Regan
               as Attorney-in-Fact

EXHIBIT INDEX
2.1	Asset Purchase Agreement among Flagship Services, Group, Inc., a Texas corporation, Flagship Reconstruction Partners, Ltd., a Texas limited partnership, Flagship Reconstruction Associates – Commercial, Ltd., a Texas limited partnership, and Flagship Reconstruction Associates – Residential, Ltd., a Texas limited partnership, and Certain Sole Shareholder Thereof. and PDG Environmental, Inc., a Delaware corporation and Project Development Group, Inc., a Pennsylvania corporation, filed as Exhibit 2.1 to the registrant’s Current Report on Form 8-K dated August 31, 2005, is incorporated herein by reference.

2.2	Promissory Note among Flagship Services, Group, Inc., a Texas corporation, Flagship Reconstruction Partners, Ltd., a Texas limited partnership, Flagship Reconstruction Associates — Commercial, Ltd. a Texas limited partnership, and Flagship Reconstruction Associates - Residential, Ltd., a Texas limited partnership Environmental, Inc., a Delaware corporation, filed as Exhibit 2.2 to the registrant’s Current Report on Form 8-K dated August 31, 2005, is incorporated herein by reference.

2.3	Common Stock Purchase Warrant to purchase 250,000 shares of Common Stock of PDG Environmental, Inc. among Flagship Services, Group, Inc., a Texas corporation, Flagship Reconstruction Partners, Ltd., a Texas limited partnership, Flagship Reconstruction Associates Commercial, Ltd., a Texas limited partnership, and Flagship Reconstruction Associates — Residential, Ltd., a Texas limited partnership, and PDG Environmental, Inc., a Delaware corporation, filed as Exhibit 2.3 to the registrant’s Current Report on Form 8-K dated August 31, 2005, is incorporated herein by reference.

2.4	Common Stock Purchase Warrant to purchase 150,000 shares of Common Stock of PDG Environmental, Inc. among Flagship Services, Group, Inc., a Texas corporation, Flagship Reconstruction Partners, Ltd., a Texas limited partnership, Flagship Reconstruction Associates Commercial, Ltd., a Texas limited partnership, and Flagship Reconstruction Associates - Residential, Ltd., a Texas limited partnership, and PDG Environmental, Inc., a Delaware corporation, filed as Exhibit 2.4 to the registrant’s Current Report on Form 8-K dated August 31, 2005, is incorporated herein by reference.

3.1	Certificate of Incorporation of the registrant and all amendments thereto, filed as Exhibit 3.1 to the registrant’s Annual Report on Form 10-K for the year ended September 30, 1990, is incorporated herein by reference.

3.2	Certificate of Amendment to the Certificate of Incorporation of the registrant, approved by stockholders on June 25, 1991, filed as Exhibit 3(a) to the registrant’s Quarterly Report on Form 10-Q for the quarter ended July 31, 1991, is incorporated herein by reference.

3.3	Amended and Restated By-laws of the registrant, filed as Exhibit 4.2 to the registrant’s registration statement on Form S-8 of securities under the PDG Environmental, Inc. Amended and Restated Incentive Stock Option Plan as of June 25, 1991, are incorporated herein by reference.

4.1	Certificate of the Powers, Designation, Preferences, and Relative, Participating, Optional or Other Rights, and the Qualifications, Limitations or Restrictions of the Series A, 9.00% Cumulative Convertible Preferred Stock, filed as Exhibit H with the registrant’s preliminary proxy materials on July 23, 1990 (File No. 0-13667), is incorporated herein by reference.

4.2	Certificate of Amendment of Certificate of the Powers, Designation, Preferences and Relative, Participating, Optional or Other Rights, and the Qualifications, Limitations, or Restrictions of the Series A 9% Cumulative Convertible Preferred Stock (par value $0.01 per share), filed as Exhibit 4(a) to the registrant’s Quarterly Report on Form 10-Q for the quarter ended July 31, 1993, is incorporated herein by reference.

4.3	Certificate of Powers, Designation, Preferences and Relative, Participating, Optional or Other Rights, and the Qualifications, Limitations or Restrictions of the Series B, 4.00% Cumulative, Convertible Preferred Stock, filed as Exhibit 4.2 to the registrant’s registration on Form S-3 on March 17, 1993, is incorporated herein by reference.

4.4	Loan Agreement dated August 3, 2000 between Sky Bank and PDG Environmental, Inc., PDG, Inc., Project Development Group, Inc. and Enviro-Tech Abatement Services Co., filed as Exhibit 4.4 to the registrant’s Annual Report on Form 10-K for the year ended January 31, 2001, is incorporated herein by reference.

4.5	Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock, filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on July 7, 2005, is incorporated herein by reference.

4.6	Registration Rights Agreement between PDG Environmental, Inc. and Common Stock Purchasers, dated July 1, 2005, filed as Exhibit 4.2 to the registrant’s Current Report on Form 8-K dated July 7, 2005, is incorporated herein by reference.

4.7	Form of Common Stock Warrant issued to Common Investors, filed as Exhibit 4.3 to the registrant’s Current Report on Form 8-K filed on July 7, 2005, is incorporated herein by reference.

4.8	Registration Rights Agreement between PDG Environmental, Inc. and Series C Convertible Preferred Stock Purchasers, dated July 1, 2005, filed as Exhibit 4.4 to the registrant’s Current Report on Form 8-K dated July 7, 2005, is incorporated herein by reference.

4.9	Form of Common Stock Warrant issued to Preferred Investors, filed as Exhibit 4.5 to the registrant’s Current Report on Form 8-K dated July 7, 2005, is incorporated herein by reference.

4.10	Form of Common Stock Warrant issued to Preferred Investors, filed as Exhibit 4.6 to the registrant’s Current Report on Form 8-K dated July 7, 2005, is incorporated herein by reference.

4.11	Form of Preferred Warrant issued to Preferred Investors, filed as Exhibit 4.7 to the registrant’s Current Report on Form 8-K dated July 7, 2005, is incorporated herein by reference.

5.1	Opinion of Cohen & Grigsby, P.C. regarding Legality of Common Stock.

10.1	Indemnity Agreement dated as of the first day of July 1990 by and among Project Development Group, Inc. and John C. and Eleanor Regan (deceased), filed as Exhibit 10.1 to the registrant’s Annual Report on Form 10-K for the year ended September 30, 1990, is incorporated herein by reference.

10.2	Assumption Agreement entered into as of the fourteenth day of December 1990 among Project Development Group, Inc., and John C. and Eleanor Regan, filed as Exhibit 10.2 to the registrant’s Annual Report on Form 10-K for the year ended September 30, 1990, is incorporated herein by reference.

10.3	PDG Environmental, Inc. Amended and Restated Incentive Stock Option Plan as of June 25, 1991, filed as Exhibit 10.3 to the registrant’s Annual Report on Form 10-K for the year ended January 31, 1992, is incorporated herein by reference.

10.4	PDG Environmental, Inc. 1990 Stock Option Plan for Employee Directors, filed as Exhibit 10.4 to the registrant’s Annual Report on Form 10-K for the year ended January 31, 1992, is incorporated herein by reference.

10.5	PDG Environmental, Inc. 1990 Stock Option Plan for Non-Employee Directors, filed as Exhibit 10.5 to the registrant’s Annual Report on Form 10-K for the year ended January 31, 1992, is incorporated herein by reference.

10.6	Demand note between the registrant and John C. Regan, filed as Exhibit 10.4 to the registrant’s Annual Report on Form 10-K for the transition period from October 1, 1990 to January 31, 1991, is incorporated herein by reference.

10.7	Demand note between the registrant and Dulcia Maire, filed as Exhibit 10.6 to the registrant’s Annual Report on Form 10-K for the transition period from October 1, 1990 to January 31, 1991, is incorporated herein by reference.

10.8	Loan Agreement dated August 3, 2000 between Sky Bank and PDG Environmental, Inc., PDG, Inc., Project Development Group, Inc. and Enviro-Tech Abatement Services Co. (as it appears at 4.4).

10.9	Employee Agreement dated February 15, 2004 for John C. Regan filed as Exhibit 10 of the PDG Environmental, Inc. Current Report on Form 8-K dated February 28, 2005, is hereby incorporated herein by reference.

10.10	Asset Purchase Agreement dated June 15, 2001 by and among Tri-State Restoration, Inc. Project Development Group, Inc. and PDG Environmental, Inc., filed as Exhibit 2 of the registrant’s Interim Report on Form 8-K dated July 6, 2001, is hereby incorporated herein by reference.

10.11	Stock Purchase Agreement between PDG Environmental, Inc. and Barron Partners, LP, dated March 4, 2004 along with Registration Rights Agreement between PDG Environmental, Inc. and Barron Partners, LP, First Warrant to purchase shares of PDG Environmental, Inc. and Second Warrant to purchase shares of PDG Environmental, Inc. filed as Exhibits 10.1, 10.2, 10.3 and 10.4 of the registrant’s Interim Report on Form 8-K dated March 12, 2004, is hereby incorporated herein by reference.

10.12	Eleventh Amendment to Loan Agreement, dated June 22, 2005, is made by and among PDG Environmental, Inc., Project Development Group, Inc., Enviro-Tech Abatement Services, Inc., and PDG, Inc., and Sky Bank filed as Exhibit 10 of the registrant’s Interim Report on Form 8-K dated June 22, 2005, is hereby incorporated by reference.

10.13	Tenth Modification of Open-Ended Mortgage and Security Agreement, dated June 22, 2005, is made by and among PDG Environmental, Inc., Project Development Group, Inc., Enviro-Tech Abatement Services, Inc., and PDG, Inc., and Sky Bank filed as Exhibit 10.1 of the registrant’s Interim Report on Form 8-K dated June 22, 2005, is hereby incorporated by reference.

10.14	Termination Agreement, dated June 22, 2005, is made by and among John C. Regan and Sky Bank filed as Exhibit 10.2 of the registrant’s Interim Report on Form 8-K dated June 22, 2005, is hereby incorporated by reference.

10.15	Facility Note F, dated June 22, 2005, is made by and among PDG Environmental, Inc., Project Development Group, Inc., Enviro-Tech Abatement Services, Inc., and PDG, Inc., and Sky Bank filed as Exhibit 10.3 of the registrant’s Interim Report on Form 8-K dated June 22, 2005, is hereby incorporated by reference.

10.16	Securities Purchase Agreement between PDG Environmental, Inc. and Common Stock Purchasers, dated July 1, 2005, filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K dated July 7, 2005, is incorporated herein by reference.

10.17	Securities Purchase Agreement between PDG Environmental, Inc. and Series C Convertible Preferred Stock Purchasers, dated July 1, 2005, filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K dated July 7, 2005, is incorporated herein by reference.

14	Code of Ethics (incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended January 31, 2004)

23.1*	Consent of Malin Bergquist & Company, LLP, independent auditors

23.2*	Consent of Parente Randolph, LLC, independent auditors

23.3	Consent of Cohen & Grigsby, P.C., counsel to PDG Environmental, Inc. (included in Exhibit 5.1)

24	Powers of Attorney of certain directors (incorporated by reference to the registrant’s registration statement on Form S-2 (File No. 333-128508) filed with the SEC on September 23, 2005)

*	Filed herewith